OLD REPUBLIC INTERNATIONAL CORPORATION RESTRICTED STOCK UNIT AWARD AGREEMENT (2022 INCENTIVE COMPENSATION PLAN) THIS RESTRICTED STOCK UNIT AWARD AGREEMENT, (this “Agreement”), dated as of [ ] (the “Date of Grant”), is made by and between Old Republic International Corporation, a Delaware corporation (the “Company”), and [ ] (the “Grantee”). WHEREAS, Grantee is a non-employee director on the Board; WHEREAS, as part of the annual director compensation for the 2025 calendar year, the Company desires to enter into this Agreement with Grantee; and WHEREAS, the Company desires to grant to Grantee, subject to the restrictions set forth herein and the Company’s 2022 Incentive Compensation Plan (the “Plan”), the number of Restricted Stock Units (“RSUs”), as set forth below. NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows: ARTICLE I GRANT OF RESTRICTED STOCK UNITS 1.1 Award of RSUs. As of the Date of Grant, the Company hereby grants to Grantee [ ] RSUs (the “Award”) valued at $75,000 at market close on the Date of Grant, on the terms and conditions set forth in this Agreement. Each RSU represents the right to receive one share of Stock (“Share”), as set forth in this Agreement. 1.2 Award of Dividend Equivalents. The Company hereby grants to Grantee, with respect to each RSU, a Dividend Equivalent for dividends paid to substantially all holders of outstanding Shares with a record date after the Grant Date and prior to the date the applicable RSU is settled. Each Dividend Equivalent entitles Grantee to receive the equivalent value of any such dividends paid on a single Share during the applicable vesting period. The Company will establish a separate Dividend Equivalent bookkeeping account (a “Dividend Equivalent Account”) for each Dividend Equivalent and credit the Dividend Equivalent Account on the applicable dividend payment date with the amount of any such cash paid. No interest will accrue on the Dividend Equivalents. ARTICLE II TERMS AND CONDITIONS OF AWARD The grant of RSUs provided in Article I shall be subject to the following terms, conditions, and restrictions: 2.1 Plan. This Award is issued under the Plan and is subject to the terms and conditions set forth in the Plan. In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control. Any capitalized term used in this Agreement that is not defined

2 herein shall have the meaning set forth in the Plan. Grantee acknowledges receiving a copy of the Plan. 2.2 Vesting. (a) Vesting. The RSUs shall fully vest on the first anniversary of the Date of Grant (the “Vesting Date”), subject to Grantee’s continued service on the Board through such date, except as otherwise provided in (b) below. The Plan contains additional terms that apply upon the consummation of a Change of Control that depend on whether this Award is assumed or not in the transaction. (b) Continued Vesting; Accelerated Vesting. In the event Grantee’s service on the Board ceases for any reason other than due to death or Disability, then, the Award will continue to vest on the Vesting Date. In the event Grantee’s service on the Board ceases due to death or Disability, the Award will immediately become fully vested. 2.3 Settlement. As soon as administratively practicable after the Vesting Date, but in no event more than 60 days after the Vesting Date (the “Settlement Date”), subject to Section 3.7, the vested RSUs will be paid to Grantee in whole shares of Stock, with any fractional share of Stock paid in cash, and vested Dividend Equivalents (including any Dividend Equivalent Account balance) will be paid to Grantee in cash. The Stock shall be valued at Fair Market Value as of the date the Committee directs payments to be made. ARTICLE III MISCELLANEOUS 3.1 Rights as Shareholder. Unless and until any shares of Stock are issued in settlement of the Award, the Award shall not confer to Grantee any rights or status as a stockholder of the Company. 3.2 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, since Grantee is subject to Section 16 of the Exchange Act as a director on the Board, the Plan, the RSUs, the Dividend Equivalents, and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. 3.3 Form 10K and 10Q. Grantee acknowledges having received (or having accessed through the SEC’s EDGAR website) a copy of the Company’s most recent Form 10K and 10Q. 3.4 Receipt of Plan. Grantee acknowledges receipt of a copy of the Plan and represents that Grantee is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions of the Plan and this Agreement. By accepting this Award, Grantee acknowledges and agrees that Grantee has reviewed the Plan in its entirety and has had an opportunity to obtain the advice of counsel prior to executing this Agreement and accepting the Award. Grantee hereby agrees to accept as binding, conclusive and final all decisions or

3 interpretations of the Board or the Committee upon any questions arising under the Plan or this Agreement. 3.5 Notices. Except as provided in Section 3.6, every notice or other communication related to this Agreement shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to both the Chief Financial Officer and the General Counsel of the Company at the principal office of the Company and, in Grantee’s case, to Grantee’s address appearing on the books of the Company or to Grantee’s residence or to such other address as Grantee may designate in writing. 3.6 Electronic Delivery; Online Portal. By accepting this Award, Grantee consents to receive the Plan, this Agreement, and any participant notices or communications by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or Fidelity (or any successor administrator designated by the Company). Grantee acknowledges and consents to the use of the on-line or electronic system for all administrative purposes related to this Agreement. 3.7 Availability of Partial Cash Settlement. If elected by the Grantee prior to the Vesting Date in accordance with the procedures established by the Committee, the Company will deduct from any payment of Stock required to be made in settlement of the Award under Section 2.3 the number of shares as requested by Grantee (“partial cash settlement”) that will result in a cash payment to Grantee that Grantee can utilize to satisfy Grantee’s estimated tax obligations that arise because of the settlement of the vested RSUs. The number of shares for which Grantee may make a partial cash settlement election shall be limited to Grantee’s expected tax liability based on the maximum individual statutory rates. The Company shall pay to the Grantee cash in lieu of any shares withheld and any fractional share otherwise issuable to the Grantee because of such partial cash settlement. Grantee acknowledges the Company will not remit any tax payments to tax authorities on the Grantee’s behalf and Grantee remains liable to remit all taxes related to this Award. The Committee has approved the Grantee’s right to use partial cash settlement for the purpose of exempting the disposition of such shares to the Company from the application of Section 16(b) under the Exchange Act pursuant to Rule 16b-3 promulgated thereunder. 3.8 No Tax, Legal, or Financial Advice; Trading Restrictions. The Company and its Affiliates are not providing any tax, legal or financial advice, nor are the Company and its Affiliates making any recommendations regarding Grantee’s acquisition or sale of Stock. Grantee should consult with Grantee’s own personal tax, legal and financial advisors regarding those matters. Grantee acknowledges that the ultimate liability for all taxes related to this Award is and remains Grantee’s responsibility. As a non-employee director on the Board, Grantee is solely responsible for remitting any such tax liability to the relevant tax authorities. In addition, as a director of the Company, Grantee acknowledges that Grantee is subject to the restrictions on trading in shares of Stock, including, without limitation, the Shares underlying this Award, set forth in the applicable Corporate Policy and Practice Memorandum included with the materials relating to this Award or this Agreement. 3.9 Limitation on Grantee’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust.

4 Neither the Plan nor any underlying program, in and of itself, has any assets. Grantee will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs and Dividend Equivalents, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs and Dividend Equivalents, as and when settled pursuant to the terms of this Agreement. 3.10 Adjustment. The number of RSUs subject to this Agreement are subject to adjustment as provided for in the Plan. 3.11 Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and to Grantee and Grantee’s beneficiaries, executors, administrators, heirs, and successors. 3.12 Invalid Provision. The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted. 3.13 Amendment. Grantee further acknowledges and agrees that this Agreement may not be modified, amended, or revised except as provided in the Plan. 3.14 Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations, and negotiations in respect thereto. 3.15 Clawback/Recovery. To the extent applicable, this Agreement and any payments hereunder are subject to recoupment in accordance with any clawback policy in effect from time to time that the Company is specifically required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise specifically required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. The Company’s clawback policy may be amended or restated from time to time as required by the listing standards of any national securities exchange or association on which the Company’s securities are listed, as is otherwise specifically required by the Dodd- Frank Wall Street Reform and Consumer Protection Act or other applicable law, or as otherwise determined by the Committee. 3.16 Governing Law. The provisions of this Agreement shall be construed, administered, and governed under the laws of the state of Delaware and applicable federal law. Notwithstanding any other provision of this Agreement or the Plan, the Company shall have no liability to issue any shares under this Agreement or the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. 3.17 Headings. Headings of Articles and Sections are included for convenience of reference only and do not constitute part of this Agreement and shall not be used in construing the terms of this Agreement. 3.18 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5 3.19 Section 409A. (a) It is intended that this Agreement will comply with Section 409A of the Internal Revenue Code of 1986, and the interpretive guidance thereunder (“Section 409A”), including, to the maximum extent applicable, the exceptions for (among others) short-term deferrals, certain stock rights, separation pay arrangements, and this Agreement shall be administered accordingly, and interpreted and construed on a basis consistent with such intent. To the extent that any provision of this Agreement would fail to comply with the applicable requirements of Section 409A, the Company may, in its sole and absolute discretion and without requiring Grantee’s consent, make such modifications to this Agreement and/or payments to be made thereunder to the extent it determines necessary or advisable to comply with the requirements of Section 409A. Nothing in this Agreement shall be construed as a guarantee of any particular tax effect for the Award, and the Company does not guarantee that any compensation or benefits provided under this Agreement will satisfy the provisions of Section 409A. (b) Notwithstanding anything to the contrary in this Agreement, the Company may delay any payment under this Agreement that the Company reasonably determines would violate applicable law until the earliest date the Company determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A- 2(b)(7)(ii)) and further determines that the delay will not result in the imposition of excise taxes under Section 409A. (c) With respect to a Grantee whose service on the Board is terminated for any reason other than due to death or Disability, the Settlement Date shall be treated as a fixed payment date under Treasury Regulation Section 1.409A-3(i)(1)(i). [Signature Page Follows]

Signature Page to Restricted Stock Unit Award Agreement IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the [ ] day of [ ]. Company: Old Republic International Corporation Grantee: [ ] By: Signature Signature Title: Date: Date: Attachment I: 2022 Incentive Compensation Plan

Attachment I 2022 INCENTIVE COMPENSATION PLAN (attached)